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Exhibit 10.22

     STOCK PLEDGE AGREEMENT dated as of September 3, 2004 (as amended, modified, supplemented or restated, the “Agreement”), executed in favor of AMERISTOCK CORP., a California corporation (the “Pledgee”) by each of LOUIS S. SLAUGHTER, an individual (“Slaughter” or a “Pledgor”) and BITTERSWEET HOLDINGS LLC, a Delaware limited liability company (“Bittersweet” or a “Pledgor”, and together with Slaughter, collectively, the “Pledgors”).

RECITALS

A. GigaBeam Corporation, a Delaware corporation (“GigaBeam”) is entering into a certain Note Purchase Agreement dated as of September 3, 2004 (as amended, modified, supplemented or restated, the “Note Purchase Agreement”) with various investors party thereto (each an “Investor” and collectively the “Investors”), pursuant to which GigaBeam shall issue to each Investor a 10% Senior Notes due February 28, 2005 (each, as amended, modified, supplemented or restated, a “Note” and collectively the “Notes”) in the aggregate principal amount of $1,000,000.

B. The Pledgee has agreed to guarantee to each Investor the payment and performance by GigaBeam of the Note issued by GigaBeam to such Investor, pursuant to a Guaranty executed by the Pledgee in favor of the Investors, dated as of September 3, 2004 (as amended, modified, supplemented or restated, the “Guaranty”).

C. Each of the Pledgors owns, beneficially or of record, certain of the issued and outstanding shares of the common stock of GigaBeam. The willingness of the Investors to purchase the Notes on a credit enhanced basis, by virtue of the execution and delivery of the Guaranty, will benefit the Pledgors. Accordingly, the Pledgors have agreed, pursuant to the terms of this Agreement, to guaranty to the Pledgee, on a non-recourse basis, the obligation of GigaBeam to reimburse the Pledgee for amounts, if any, paid by it under the Guaranty, and to secure such guaranty of reimbursement with a collateral assignment by the Pledgors to the Pledgee of the Pledged Stock, as hereinafter defined.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby agree as follows:

1. The Obligations. Each of the Pledgors agrees, on a joint and several basis, to be liable to the Pledgee for any and all amounts paid by the Pledgee to the Noteholders on account of the Notes, pursuant to, and in accordance with the terms of, the Guaranty, for which the Pledgee has not received full and complete reimbursement from GigaBeam promptly following demand made by the Pledgee upon GigaBeam for same, provided, however, that the liability of each Pledgor hereunder shall be on a non-recourse basis to any Pledgor, personally (in the case of Slaughter) or to any assets or properties of any Pledgor (in all cases), other than the Pledged Stock, as hereinafter defined. The non-recourse liability of the Pledgors described in the previous sentence is hereinafter referred to as the “Obligations”.

2. Pledge; Grant of Security Interest. To secure the prompt payment and performance of the Obligations, each Pledgor hereby grants to the Pledgee a continuing security interest in all of such Pledgor’s right, title and interest in and to all of the “Pledged Stock”, and all “Proceeds” thereof. As used herein, the term “Pledged Stock” shall mean, as to each Pledgor, the number of issued and outstanding shares of common stock issued by GigaBeam to, and owned by, such Pledgor and identified on the Schedule annexed hereto, and the term “Proceeds” shall have the meaning provided in the Uniform Commercial Code adopted by the state, the laws of which shall govern this Agreement, and, in any event, shall include, without limitation, (i) all dividends, interest and all other income derived from, or payable with respect to, or in exchange for, the Pledged Stock, (ii) all collections on the Pledged Stock and all distributions with respect to the Pledged Stock, (iii) all other property from time to time received, receivable or otherwise distributed with respect to, or in exchange for, the Pledged Stock, and (iv) any consideration received from any sale, transfer, assignment, conveyance or disposition of any of the Pledged Stock.

3. Delivery of Pledged Stock; Additional Actions. On the date hereof, each Pledgor shall deliver to the Pledgee all of the certificates evidencing the Pledged Stock pledged by such Pledgor to the Pledgee, duly endorsed by such Pledgor to the Pledgee if necessary (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Stock), together with undated stock powers covering such Pledged Stock, duly executed in blank by such Pledgor to the Pledgee, as collateral security for the Obligations. Each Pledgor agrees that at any reasonable time at the reasonable request of the Pledgee and at the expense of such Pledgor, such Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock certificates and powers, proxies, assignments, instruments and documents, and promptly take all further action, that the Pledgee reasonably determines is necessary or desirable to (i) perfect and protect any security interest granted or purported to be granted by this Agreement, (ii) enable the Pledgee to exercise and enforce its rights and remedies under this Agreement, and/or (iii) otherwise carry out the provisions and purposes of this Agreement.

4. Representations and Warranties. Each Pledgor represents and warrants to the Pledgee, as to such Pledgor, that:

(a) The Pledged Stock owned by such Pledgor has been duly authorized and validly issued and is fully paid and non-assessable.

(b) Such Pledgor is the record and beneficial owner of such Pledged Stock, free and clear of any security interest, except for the security interest created under this Agreement, with full right to deliver, pledge, and collaterally assign such Pledged Stock to the Pledgee.

(c) This Agreement creates a valid security interest in such Pledged Stock, securing the payment of the Obligations.

(d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by such Pledgor of the security interest created hereunder or for the execution, delivery or performance of this Agreement by such Pledgor.

(e) The execution, delivery and performance of this Agreement are, in the case of Bittersweet, within its limited liability company powers, have been duly authorized by all necessary limited liability company action, are not in contravention of law or the terms of its organizational documents, operating agreement or other applicable documents relating to its formation or to the conduct of its business or, in the case of each Pledgor, of any material agreement or undertaking to which such Pledgor is a party or by which such Pledgor is bound.

5. Affirmative Covenants. Each Pledgor covenants and agrees with the Pledgee that, from and after the effective date of this Agreement, such Pledgor shall (i) maintain the security interest created in favor of the Pledgee in the Pledged Stock owned by such Pledgor pursuant to this Agreement as a valid security interest free and clear of any competing claims or liens, and (ii) defend such security interest against claims and demands of all Persons whomsoever.

6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default (as defined in Section 13 hereof) shall have occurred and be continuing (i) each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement; (ii) each Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Stock; and (iii) the Pledgee shall execute and deliver (or cause to be executed and delivered) to each Pledgor, all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to clause (i) above and to receive the dividends and other distributions which such Pledgor is authorized to receive pursuant to clause (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default (as defined in Section 13 hereof):

(i) All rights of the Pledgors to exercise or refrain from exercising the voting and other consensual rights which the Pledgors would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and other distributions which the Pledgors would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Stock such dividends and other distributions;

(ii) All dividends and other distributions which are received by any Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Pledgee, as Pledged Stock in the same form as so received (with any necessary indorsements or assignments); and

(iii) Each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Pledgee, all such proxies and other instruments as the Pledgee may reasonably request for the purpose of enabling it to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends and other distributions which it is authorized to receive pursuant to clause (ii) above.

7. Transfers and Other Liens. Each Pledgor agrees that it will not (i) sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Stock owned by such Pledgor, without the prior written consent of the Pledgee, which consent shall not be unreasonably withheld or delayed, or (ii) create or permit to exist any security interest with respect to any of the Pledged Stock owned by such Pledgee, except for the security interest created by this Agreement.

8. Application of Proceeds of Sale or Cash Held as Pledged Stock. All monies received by the Pledgee in respect of the Obligations and in respect of the enforcement of the security interest granted by the Pledgee hereunder, may, at the Pledgee’s discretion, be held as security for the Obligations or applied against the Obligations in any reasonable order or manner.

9. The Pledgee Appointed Attorney-in-Fact. After and during the continuance of an Event of Default (as defined in Section 13 hereof), each Pledgor hereby appoints the Pledgee as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all drafts and other instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Stock owned by such Pledgor or any part thereof and to give full discharge for the same.

10. The Pledgee May Perform. If a Pledgor fails to perform any agreement contained herein, the Pledgee may, but without any obligation to do so, itself perform, or cause performance of, such agreement.

11. Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Stock in its possession if the Pledged Stock is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Stock; provided, however, that upon a Pledgor’s instruction, the Pledgee shall use reasonable efforts to take such action as such Pledgor directs the Pledgee to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Stock owned by such Pledgor, but failure of the Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Pledgee to preserve or protect any rights with respect to the Pledged Stock against prior parties, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Stock.

12. Subsequent Changes Affecting Pledged Stock. Each Pledgor represents to the Pledgee that such Pledgor has made his or its own arrangements for keeping informed of changes or potential changes affecting the Pledged Stock owned by such Pledgor (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and such Pledgor agrees that the Pledgee shall have no responsibility or liability for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

13. Events of Default; Remedies upon an Event of Default.

(a) Each of the following events shall constitute an “Event of Default” under this Agreement (i) the failure to pay any of the Obligations when due and payable, (ii) any representation or warranty made herein by any Pledgor shall be materially untrue or materially incorrect when made or (iii) the breach of any covenant contained herein by any Pledgor, and the failure to cure such breach within thirty (30) days after such Pledgor shall have received written notice thereof from the Pledgee.

(b) If any Event of Default shall have occurred and be continuing, the Pledgee shall have all of the rights and remedies with respect to the Pledged Stock of a secured party under the applicable Uniform Commercial Code, and the Pledgee may, with prior notice and at its option, transfer or register the Pledged Stock or any part thereof on the books of GigaBeam into the name of the Pledgee, or its nominee(s), with or without any indication that such Pledged Stock is subject to the security interest hereunder. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Stock may be effected after an Event of Default, each Pledgor agrees that upon the occurrence or existence of any Event of Default and during the continuance thereof, the Pledgee may, from time to time, attempt to sell all or any part of the Pledged Stock by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. In so doing, the Pledgee may solicit offers to buy the Pledged Stock, or any part of it, for cash, from a limited number of investors deemed by the Pledgee in its judgment, to be responsible parties who might be interested in purchasing the Pledged Stock, and if the Pledgee solicits such offers from not less than three (3) such investors, then the acceptance by the Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Stock. In addition, upon the occurrence of an Event of Default and during the continuance thereof, all rights of each Pledgor to exercise the voting and other rights which such Pledgor would otherwise be entitled to exercise and to receive cash dividends and interest payments, shall cease, and all such rights shall thereupon become vested in the Pledgee as provided in Section 6.

14. Termination. This Agreement shall terminate when all the Obligations have been fully paid and performed, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to the applicable Pledgor, or to such person or persons as such Pledgor shall designate, against receipt, such of the Pledged Stock (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Pledgee and at the expense of such Pledgor. Upon termination of this Agreement, the Pledgee shall execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the discharge and release of the Pledgee’s security interest in the Pledged Stock owned by such Pledgor.

15. Amendments, Waivers and Consents. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

16. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), shall be addressed and shall be deemed to have been validly served, given or delivered if so addressed and sent by overnight mail, as follows:

(a)	If to the Pledgee, then to Ameristock Corp. P.O. Box 6919 Moraga, California 94570 Att: Nicholas D. Gerber, Director and Portfolio Manager

With a copy to:

(b)	If to any Pledgor, then to Louis S. Slaughter 195 Binney Street Apt. 4601 Cambridge, Massachusetts 02142

With a copy to: Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Att: Robert J. Mittman, Esq.

17. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Stock and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon each Pledgor, and the heirs, successors and assigns of each as applicable; and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns.

18. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (the “Choice of Law State”). Unless otherwise defined herein, terms defined in Articles 8 and 9 of the Uniform Commercial Code, as in effect in the Choice of Law State, are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. CONSENT TO JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY PLEDGOR WITH RESPECT TO ANY OF THE OBLIGATIONS OR THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE CHOICE OF LAW STATE, NEW YORK COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR HIMSELF OR ITSELF AND IN CONNECTION WITH HIS OR ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPLICABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

20. JURY TRIAL WAIVER. EACH PLEDGOR, AND THE PLEDGEE, BY ITS ACCEPTANCE HEREOF (EACH INDIVIDUALLY A “PARTY” AND COLLECTIVELY, THE “PARTIES”), EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the text shall indicate.

22. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF, the Pledgors have each caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

/s/ Louis S. Slaughter
LOUIS S. SLAUGHTER

BITTERSWEET HOLDINGS, LLC

By: /s/Ronald Stanton Slaughter
Name: Ronald Stanton Slaughter Title: Manager

Accepted:

PLEDGEE:

AMERISTOCK CORP.

By: /s/Nicholas D. Gerber
Name: Nicholas D. Gerber
Title:   Director and Portfolio Manager

SCHEDULE

Description of Pledged Stock

NAME OF PLEDGOR	CERTIFICATE NO.	NUMBER OF SHARES

Louis S. Slaughter	7	945,495
Bittersweet Holdings LLC	6	150,000